Exhibit 16.1

May 11, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Hercules Incorporated (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K/A Amendment No. 1, as part of the Company’s Form 8-K/A Amendment No. 1 report dated April 18, 2005.  We agree with the statements concerning our Firm in such Form 8-K/A Amendment No. 1.

Very truly yours,

PricewaterhouseCoopers LLP